Exhibit 10.8

SECOND AMENDED AND RESTATED
SECURITY AGREEMENT

SECOND AMENDED AND RESTATED SECURITY AGREEMENT (the “Agreement”) dated as of February 5, 2003 made by SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Borrower”), to FORD MOTOR CREDIT COMPANY, a Delaware corporation, as agent (the “Agent”) for the lenders (the “Lenders”) under the Credit Agreement defined below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement defined below.

PRELIMINARY STATEMENTS:

On August 10, 2000, Ford Credit and Chrysler Financial made a loan (the “Loan”) to Borrower in the principal amount of $500,000,000.00, pursuant to the terms of the Credit Agreement dated as of August 10, 2000. Thereafter, the parties agreed to increase the principal amount of such loan to $600,000,000.00 and to add Toyota Credit as a Lender pursuant to the Amended and Restated Credit Agreement dated as of June 20, 2001 (Ford Credit, Chrysler Financial and Toyota Credit referred to as the “Original Lender”). Further, the parties entered into an Amendment to Credit Agreement dated August 15, 2001 that provided for converting the interest rate on a portion of the principal balance on the Loan to a fixed rate and an Amendment to Credit Agreement dated April 11, 2002 that eliminated the fixed rate conversion and allowed a certain portion of the Loan available for Letters of Credit (collectively, the “Original Credit Agreement”);

Now the parties wish to decrease the principal balance of the Loan to $500,000,000.00, add Bank of America as a Lender under the Credit Agreement and incorporate the terms of the foregoing Amendments, all as set forth in the Second Amended and Restated Credit Agreement dated as of even date herewith (the “Credit Agreement”);

As a condition to entering into the Original Credit Agreement, Original Lender required that the Borrower execute and deliver the Amended and Restated Security Agreement dated June 20, 2001 (the “Original Security Agreement”);

As a condition of the decrease of the Loan and the addition of Bank of America as a Lender, the Lenders have required that Borrower execute the Credit Agreement, and the Notes (as defined in the Credit Agreement;

It is a condition precedent to the making Advances under the Credit Agreement, that Borrower reaffirms its obligations under the Original Security Agreement and agrees that the security interests granted pursuant to the Original Security Agreement secure the Loan; and

NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Borrower pursuant to the Credit Agreement any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Agent hereby agree, for the benefit of the Lenders, that Borrower’s obligations under the Original Security Agreement are hereby reaffirmed and the Original Security Agreement is hereby amended and restated in its entirety as follows:

SECTION 1. Grant of Security. The Borrower hereby assigns and pledges to Agent, for the benefit of the Lenders, and hereby grants to Agent, for the benefit of the Lenders, a security interest in, all of its respective right, title and interest in and to the following, whether now owned or hereafter acquired (the “Collateral”):

(A)   all equipment in all of its forms, including furniture, machinery, service vehicles, supplies and other equipment (the “Equipment”);

(B)   all inventory in all of its forms, including motor vehicles, tractors, trailers, service parts and accessories and other inventory (“Inventory”);

(C)   all accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds and other obligations of third persons of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods, the rendering of services or otherwise, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds or obligations of third persons (any and all such accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds and obligations of third persons being the “Receivables”, and any and all such leases, security agreements and other contracts being the “Related Contracts”);

(D)   all of the Borrower’s governmental approvals and authorizations to the maximum extent permitted by applicable law;

(E)    all property and interests in property of the Borrower now or hereafter coming into the actual possession, custody or control of the Agent or a Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise);

(F)    leasehold interests in and fixtures located on any real property from which the Borrower conducts business;

(G)   all security entitlements;

(H)   all intellectual property;

(I)     all goods; and all c omputer hardware and software;

(J)     all present and future Commercial Tort Claims;

(K)   Electronic Chattel Paper, Letter-of-Credit Rights, Payment Intangibles, Supporting Obligations and Tangible Chattel Paper;

(L)    records and other books and records relating to the foregoing; and

(M)  all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing (including, without limitation, proceeds which constitute property of the types described in clauses (A) through (L) of this Section 1 and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Agent or the Lenders are the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

Provided that the term “Collateral” shall exclude (i) any contract rights (other than any contract rights pursuant to a franchise agreement between Borrower and an automobile manufacturer), equity interests or general intangibles of the Borrower or owned by the Borrower to the extent the Borrower may not grant a security interest in the same without breach of the terms thereof and (ii) unless the relevant automobile manufacturer grants its consent thereto, any contract rights, equity interests or general intangibles related to a franchise agreement, framework agreement or other agreement with an automobile manufacturer if the granting of the foregoing security interest would permit such automobile manufacturer to terminate or materially alter or exercise other remedial rights in respect of such franchise agreement, framework agreement or other agreement with the Borrower, provided that Borrower shall use its commercially reasonable efforts to obtain agreements from the relevant manufacturers (a) permitting the grant of a security interest described in Subsection (i) above and (b) granting the consent described in Subsection (ii) above (“Excluded Collateral”).

It is hereby acknowledged that certain of the franchise agreements, framework agreements and/or other agreements between the various automobile manufacturers and the Borrower may contain (i) restrictions on the ability of Borrower to transfer its ownership interest in any Sonic Dealership without the consent of the relevant automobile manufacturer, (ii) provisions giving the automobile manufacturer a right of first refusal over any proposed sale or transfer of the ownership interests in any Sonic Dealership or any portion of the assets of any Sonic Dealership (provided, however, that for the purposes of this acknowledgment, the interpretation of the Agent and the Lenders is that “transfer” does not include the granting of a security interest in assets other than ownership interests in a Sonic Dealership and contract rights under franchise agreements), and (iii) requirements that under certain circumstances (including, without limitation, upon termination of the relevant franchise agreement) the Borrower must sell certain property (consisting primarily of a particular manufacturer’s vehicles, parts, accessories, signs, tools and other similar items) to the manufacturer free and clear of any liens and encumbrances. It is understood and agreed that the existence or occurrence of any of the foregoing shall not result in a breach of or default under this Agreement, provided, however, that it is understood that for purposes of this acknowledgment, the interpretation of the Agent and the Lenders is that nothing contained in clause (iii) of the preceding sentence may be construed as invalidating the Liens in the Collateral.

Notwithstanding anything contained in the two immediately preceding paragraphs, any proceeds (whether in the form of cash, property, debt or other tangible or intangible rights or assets) that Borrower or any direct or indirect Subsidiary of Borrower receives from, under or in connection with any contract rights, equity interests, general intangibles, franchise agreements, framework agreements or other agreements with any automobile manufacturer that Agent and the Lenders have agreed to exclude from the definition of Collateral under the two immediately preceding sentences shall be included in the definition of Collateral.

To the extent that the Agent or the Lenders has obtained a Lien on any of the Excluded Collateral such Lien is hereby null and void.

Unless otherwise defined in this Section 1 or in the Credit Agreement, terms used in this Section 1 and within this Agreement that are also defined in Article 9 of the UCC have the same meaning as set forth in the UCC.

SECTION 2. Security for Obligations. This Agreement secures the payment of (i) all obligations of the Borrower now or hereafter existing under the Credit Agreement (including, without limitation, the Revolving Credit Obligations) and (ii) all obligations of the Borrower hereafter existing under this Agreement (all such obligations of the Borrower being the “Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Borrower to the Agent or any Lender under the Loan but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

SECTION 3. Borrower Remains Liable. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of the rights hereunder shall not release the Borrower from any of its respective duties or obligations under the contracts and agreements included in the Collateral, and (iii) neither the Agent nor the Lenders shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Agent or the Lenders be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4. Representations and Warranties. The Borrower represents and warrants as follows:

(A)   All of its Equipment and Inventory is located at the places specified on Exhibit A hereto. The chief place of business and chief executive office of the Borrower and the office where the Borrower keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, are located at its address specified in Section 16. Except for the Receivables constituting BHPH Collateral (as defined in the Credit Agreement) none of the Receivables is evidenced by a promissory note or other instrument.

(B)   The Borrower is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for (i) the security interest created by this Agreement, and (ii) any security interests consented to by the Required Lenders (as defined in the Credit Agreement) (collectively, the “Permitted Liens”). Except for financing statements with respect to Permitted Liens, no effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Lender relating to this Agreement. The Borrower does not have a trade name.

(C)   The Borrower has exclusive possession and control of its Equipment and Inventory.

(D)   Subject to the Permitted Liens, this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or are being taken substantially contemporaneously with the execution and delivery of this Agreement.

(E)    No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by the Borrower of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Borrower, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by Agent (for the benefit of the Lenders) of its rights and remedies hereunder, in each case, except for (a) filings made or to be made with respect to Agent’s security interest in the Collateral, and (b) those that have been made, obtained or given.

(F)    There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(G)   The Borrower has, independently and without reliance upon any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

SECTION 5. Further Assurances. (A)   The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent (acting for the benefit of the Lenders) to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Borrower hereby irrevocably authorizes Agent at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (a) as all assets of Borrower, or words of similar effect, or (b) as being of an equal or lesser scope or within greater detail, and (ii) contain any other information required by Part 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including the type of organization and the organizational identification number issued to Borrower. Without limiting the generality of the foregoing, the Borrower will upon such request: (1) mark conspicuously each chattel paper included in the Receivables and each Related Contract and, at the request of the Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (2) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent (for the benefit of the Lenders) hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and (3) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

(B)   The Borrower hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without its signature where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(C)   The Borrower will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

(D)   Borrower shall promptly (i) notify Agent, in writing, of the existence of any Collateral consisting of deposit accounts, investment property, Letter-of-Credit Rights, which in the aggregate exceed $15,000,000.00, or Electronic Chattel Paper and shall, upon the reasonable request of Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; provided, however, that the Borrower is only obligated to take action pursuant to this Section 5(d)(i) with respect to Letter-of-Credit Rights that exceed $15,000,000.00, in aggregate, (ii) with respect to Collateral in the possession of a third party, other than certificated securities and goods covered by a document, an acknowledgment from the third party that it is holding the Collateral for benefit of the Agent; and (iii) promptly notify Agent, in writing, upon incurring or otherwise obtaining a Commercial Tort Claim in excess of One Million Dollars ($1,000,000.00) after the date hereof against any third party, and upon the request of Agent, will promptly enter into an amendment to this Agreement, and do such other acts or things deemed appropriate by Agent to give Agent a security interest in such Commercial Tort Claim.

SECTION 6. As to Equipment and Inventory. (A)  The Borrower shall keep its Equipment and Inventory at the location referred to in Section 4(a) or, upon 30 days’ prior written notice to the Agent, at such other places in jurisdictions where all action required by Section 5 shall have been taken with respect to its Equipment and Inventory.

(B)   The Borrower shall cause the Equipment owned by it to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end. The Borrower shall promptly furnish to the Agent a statement respecting any material loss or damage to any of its Equipment or Inventory.

(C)   The Borrower shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, its Equipment or Inventory.

SECTION 7. Insurance. (A)     The Borrower shall, at its own expense, maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Agent from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Agent (for the benefit of the Lenders) and the Borrower as their respective interests may appear and each policy for property damage insurance shall provide for all losses to be paid directly to the Agent (for the benefit of the Lenders). Each such policy shall in addition (i) name the Borrower and the Agent (for the benefit of the Lenders) as insured parties thereunder (without any representation or warranty by or obligation upon the Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Agent (for the benefit of the Lenders) notwithstanding any action, inaction or breach of representation or warranty by the Borrower, (iii) provide that there shall be no recourse against Agent or the Lenders for payment of premiums or other amounts with respect thereto and (iv) provide that at least ten days’ prior written notice of cancellation or of lapse shall be given to the Agent by the insurer. The Borrower shall, if so requested by the Agent, deliver to the Agent original or duplicate policies of such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further the Borrower shall, at the request of the Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5 and cause the insurers to acknowledge notice of such assignment.

(B)   Upon the occurrence and during the continuance of an Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Agent as specified in Section 13(b).

SECTION 8. As to Receivables. (A)       The Borrower shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, if any, at the location therefor referred to in Section 4(a) or, upon 30 days’ prior written notice to the Lender, at any other locations in the United States of America in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Receivables. The Borrower will hold and preserve such records and chattel paper and will permit representatives of the Agent or a Lender at any time during normal business hours to inspect and make abstracts from such records and chattel paper. The Borrower shall not change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become seriously misleading, unless the Borrower shall have given the Agent at least 30 days prior written notice thereof and prior to effecting any such change, taken such steps, at Borrower’s expense, as the Agent may deem necessary or desirable to continue the perfecting and priority of the liens in favor of the Lender granted in connection herewith.

(B)   Except as otherwise provided in this Subsection (B), the Borrower shall continue to collect, at its own expense, all amounts due or to become due the Borrower under the Receivables. In connection with such collections, the Borrower may take (and, at the Agent’s direction, shall take) such action as the Borrower or the Agent may reasonably deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default or an Unmatured Default and upon written notice to the Borrower or its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Borrower thereunder directly to the

Agent and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done. After receipt by the Borrower of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Borrower in respect of the Receivables shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (a) released to the Borrower so long as no Event of Default shall have occurred and be continuing or (b) if any Event of Default shall have occurred and be continuing, applied as provided by Section 13(B), and (ii) the Borrower shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, except in the ordinary course of business consistent with past practice.

SECTION 9. Transfers and Other Liens. The Borrower shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement and Liens permitted under the Credit Agreement.

SECTION 10. Agent Appointed Attorney-in-Fact. The Borrower hereby irrevocably appoints the Agent such Borrower’s attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower, the Lenders or otherwise, from time to time in the Lender’s discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(A)   to obtain and adjust insurance required to be paid to the Agent pursuant to Section 7,

(B)   to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

(C)   to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith, and

(D)   to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent or the Lenders with respect to any of the Collateral.

SECTION 11. Agent May Perform. If the Borrower fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent or the Lenders incurred in connection therewith shall be payable by the Borrower under Section 14(B).

SECTION 12. Agent’s Duties. The powers conferred on the Agent hereunder are solely to protect its interest (in its capacity as agent on behalf of the Lenders) in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property.

SECTION 13. Remedies. If any Event of Default shall have occurred and be continuing:

(A)   The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code, and all amendments, restatements, modifications and supplements thereto, in effect in the State of North Carolina at that time (the “UCC”) (whether or not the UCC applies to the affected Collateral), and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s or Lenders’ offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(B)   Any cash held by the Lender as Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to Section 14) in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full in cash of all the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 14. Indemnity and Expenses. (A)         The Borrower agrees to indemnify the Agent and the Lenders from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Lender’s gross negligence or willful misconduct.

(B)   The Borrower shall be liable to the Lender for the amount of any and all reasonable expenses, including the reasonable fees and expenses of its in-house and external counsel and of any experts and agents, which the Agent or the Lenders may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Lenders hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

(C)   Notwithstanding anything else in this Agreement to the contrary, no party shall have any obligation to reimburse any person for attorneys’ fees and expenses unless such fees and expenses are (i) reasonable in amount, (ii) determined without reference to any statutory presumption and (iii) calculated using the actual time expended and the standard hourly rate for the attorneys and paralegals performing the tasks in question and the actual out-of-pocket expenses incurred.

SECTION 15. Amendments, Etc. Except as otherwise provided in Section 7.1 (B) of the Credit Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212, if to the Agent, at its address specified in the Credit Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (ii) notice by overnight courier, one business day after being deposited with a national overnight courier service, (iii) notice by telex, when telexed against receipt of answer back or (iv) notice by facsimile copy, when transmitted against mechanical confirmation of successful transmission.

SECTION 17. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (i) remain in full force and effect until the payment in full in cash of the Obligations and all other amounts payable under this Agreement (such date, the “Security Termination Date”), (ii) be binding upon the Borrower, and such Borrower’s successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise subject, however, to the provisions of Article VII of the Credit Agreement. On the Security Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, the Agent will, at the Borrower’s expense, execute and deliver to the Borrower such documents as it shall reasonably request to evidence such termination.

SECTION 18. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO

CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NORTH CAROLINA.

SECTION 19. Waiver of Jury Trial. To the maximum extent of applicable law, each of the Borrower, the Agent and the Lenders waives any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise, between the Agent, the Lenders and the Borrower arising out of or related to the transactions contemplated by this Agreement or any other instrument, document or agreement executed or delivered in connection herewith. Either the Borrower, the Agent or the Lenders may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

SECTION 20. Consent to Jurisdiction; Counterclaims; Forum Non Conveniens.

(A)   Exclusive Jurisdiction. Except as provided in Subsection (B) of this Section 20, the Lender and the Borrower agree that all disputes between them arising out of or related to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in North Carolina, but the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of North Carolina.

(B)   Other Jurisdictions. The Agent and each Lender shall have the right to proceed against the Borrower or its real or personal property in a court in any location to enable the Agent or the Lenders to obtain personal jurisdiction over the Borrower, to realize on the Collateral or any other security for the Obligations or to enforce a judgment or other court order entered in favor of the Agent or the Lenders. The Borrower shall not assert any permissive counterclaims in any proceeding brought by the Agent or the Lenders under this Section 20(B).

(C)   Venue; Forum Non Conveniens. The Agent, Borrower and each Lender waives any objection that it may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this Section 20.

21. Service of Process. The Borrower waives personal service of any process upon it and, as security for the Obligations, irrevocably appoints Theodore M. Wright as its registered agent for the purpose of accepting service of process issued by any court in connection with any dispute between the Borrower, the Agent and the Lender arising out of or related to the relationship established between them in connection with this Agreement or any other document to which the Borrower is a party.

22. Security Interest Absolute. All rights of Agent (for the benefit of the Lenders), and security interests hereunder, and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of:

(A)   Any lack of validity or enforceability of the Credit Agreement or any other agreement or instrument relating thereto;

(B)   Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Credit Agreement;

(C)   Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Liabilities; or

(D)   any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Liabilities.

23. Amendment and Restatement. This Agreement amends and restates with respect to Borrower that certain Amended and Restated Security Agreement dated as of June 15, 2001, by Borrower in favor of Agent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SONIC AUTOMOTIVE, INC.
By:	/s/ THEODORE M. WRIGHT

Name:	Theodore M. Wright
Title:	President

[SIGNATURE PAGE TO BORROWER SECURITY AGREEMENT]

Agreed and Accepted
this 5th day of February, 2003

FORD MOTOR CREDIT COMPANY, a Delaware corporation, as Agent
By:	/s/ STEVE GRACZ

Name:	Steve Gracz
Title:	National Account Manager

[SIGNATURE PGE TO BORROWER SECURITY AGREEMENT]

EXHIBIT A

LOCATION OF EQUIPMENT AND INVENTORY

Facility	Physical Location

Sonic Automotive, Inc.	6415 Idlewild Road, Suite 109 Charlotte, NC 28212 5401 East Independence Charlotte, NC 28212

Sonic Facilities Group -Bay Area	722 Arguello Blvd. San Francisco, CA 94118-4013

Sonic Facilities Group	6425 Idlewild Road Suite 205 Charlottte, NC 28212